           As filed with the Securities and Exchange Commission on March 2, 2001
                                                          Registration No.  333-
================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     Under
                          The Securities Act of 1933
                              ___________________

                             LEGATO SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                                                         94-3077394
(State or other jurisdiction of                                                         (IRS Employer
incorporation or organization)                                                        Identification No.)

                           2350 West El Camino Real
                           Mountain View, CA 94040
              (Address of principal executive offices) (Zip Code)
                              ___________________

                             LEGATO SYSTEMS, INC.
                     1995 Stock Option/Stock Issuance Plan
                           (Full title of the Plan)
                              ___________________

                                David B. Wright
                     President and Chief Executive Officer
                             LEGATO SYSTEMS, INC.
                           2350 West El Camino Real
                            Mountain View, CA 94040
                    (Name and address of agent for service)

                                (650) 210-7000
         (Telephone number, including area code, of agent for service)
                              ___________________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                 Proposed Maximum      Proposed Maximum
                                             Amount to be       Offering Price per    Aggregate Offering        Amount of
  Title of Securities to be Registered       Registered(1)           Share(2)              Price(2)          Registration Fee
-------------------------------------        ----------------   ------------------    ------------------     ----------------
1995 Stock Option/Stock Issuance Plan
-------------------------------------
Options to Purchase Common Stock                2,621,673             N/A                     N/A                    N/A

Common Stock, $0.0001 par value              2,621,673 shares          $13.28125               $34,819,094.00        $8,074.78
==============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Legato Systems, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Legato Systems, Inc. as reported on the Nasdaq National Market on February 28, 2001.

                                    PART II
              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Legato Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) (1) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

              (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000;

              (3) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000; and

         (c) The Registrant's Registration Statement No. 0-26130 on Form 8-A filed with the SEC on May 19, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.


Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

         Exhibit Number    Exhibit
         --------------    -------

               4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-26130 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
               5           Opinion and consent of Gunderson Dettmer Stough
                           Villeneuve Franklin & Hachigian, LLP.
              23.1         Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants.
              23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
              24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.  Undertakings
         ------------

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option/Stock Issuance Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 2nd day of March, 2001.


                                     LEGATO SYSTEMS, INC.


                                     By:  /s/ David B. Wright
                                          -------------------
                                          David B. Wright
                                          President and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Legato Systems, Inc., a Delaware corporation, do hereby constitute and appoint David B. Wright and Andrew Brown, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                    Title                               Date
        ---------                    -----                               ----

                         President and Chief Executive Officer
   /s/ David B. Wright   (Principal Executive Officer)             March 2, 2001
----------------------                                             -------------
       David B. Wright


                         Chief Financial Officer (Principal
   /s/ Andrew J. Brown   Financial and Accounting Officer)         March 2, 2001
----------------------                                             -------------
       Andrew J. Brown

       Signature                        Title                           Date
       ---------                        -----                           ----


   /s/ Louis C. Cole                   Director                    March 2, 2001
--------------------------                                         -------------
       Louis C. Cole


  /s/ Eric A. Benhamou                 Director                    March 2, 2001
--------------------------                                         -------------
      Eric A. Benhamou


   /s/ Raymond Bingham                 Director                    March 2, 2001
--------------------------                                         -------------
       Raymond Bingham


/s/ Kenneth A. Goldman                 Director                    March 2, 2001
--------------------------                                         -------------
    Kenneth A. Goldman


/s/ Christopher B. Paisley             Director                    March 2, 2001
--------------------------                                         -------------
    Christopher B. Paisley


   /s/ David N. Strohm                 Director                    March 2, 2001
--------------------------                                         -------------
       David N. Strohm

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number   Exhibit
--------------   -------

      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-26130 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

     23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P. is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.